Exhibit 16(b)

POWER OF ATTORNEY

The undersigned, David H. Walsh, a Director/Trustee of each of the registered investment companies listed below, hereby authorizes Terry K. Glenn, Andrew J. Donohue, Donald C. Burke, Robert C. Doll, Jr. and Phillip S. Gillespie or any of them, as attorney-in-fact, to sign on his behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: Master Basic Value Trust; Master Small Cap Value Trust; Mercury Basic Value Fund, Inc.; Mercury Index Funds, Inc.; Mercury Small Cap Value Fund, Inc.; Merrill Lynch Balanced Capital Fund, Inc.; Merrill Lynch Basic Value Fund, Inc.; Merrill Lynch Disciplined Equity Fund, Inc.; Merrill Lynch Global Growth Fund, Inc.; Merrill Lynch Index Funds, Inc.; Merrill Lynch Natural Resources Trust; Merrill Lynch Strategy Series, Inc.; Merrill Lynch Ready Assets Trust; Merrill Lynch Series Fund, Inc.; Merrill Lynch Small Cap Value Fund, Inc.; Merrill Lynch U.S. Treasury Money Fund; Merrill Lynch U.S.A. Government Reserves; MuniYield Florida Insured Fund; MuniYield Michigan Insured Fund, Inc.; MuniYield New Jersey Insured Fund, Inc.; MuniYield Pennsylvania Insured Fund; Quantitative Master Series Trust and The S&P 500®Protected Equity Fund, Inc.

Dated: July 18, 2003

/s/ DAVID H. WALSH
David H. Walsh (Director/Trustee)